Exhibit 10.4

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of June 21, 2024, by and between Ilustrato Pictures International Inc. a Nevada Copmany (“Buyer”), and Quality industrial Corp., a Nevada corporation (“Seller”).

RECITALS

WHEREAS, Seller desires to sell, assign, transfer and convey, and Buyer desires to purchase the assets of Seller indicated on Exhibit A attached hereto (the “Assets”) upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereby agree as follows:

1.  Purchase and Sale. On the terms and subject to the conditions herein set forth, at the Closing (as such term is hereinafter defined), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept delivery of, all of the Assets; free and clear of any security interest, pledge, mortgage, lien, charge, encumbrance, license, easement, right-of-way, cloud on title, adverse claim, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, the “Encumbrances”). Buyer’s acquisition shall be of Assets only, and shall have no obligation for any debt of the Company, pre-existing or otherwise.

2.  Method of Conveyance; Transfer Taxes.

(a) The sale, transfer, conveyance, assignment and delivery by Seller of the Assets to Buyer in accordance with the terms and provisions of this Agreement shall be effected on the Closing by Seller’s execution and delivery of warranty deeds, bills of sale and other instruments of conveyance and transfer in forms satisfactory to Buyer (collectively, the “Instruments of Conveyance”).

(b) At the Closing, good and valid title to all of the Assets shall be transferred, conveyed, assigned and delivered by Seller to Buyer, as evidenced by this Agreement and the Instruments of Conveyance, free and clear of any and all Encumbrances, except for those Encumbrances specifically identified on Exhibit A attached hereto.

(c) All municipal, county, state and federal sales and transfer taxes incurred, if any, in connection with the transactions contemplated by this Agreement shall be the responsibility of, and paid promptly by, Seller. Each party, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to any matter within its knowledge required in connection with the payment of any such tax.

3. Excluded Obligations. Buyer shall not assume or be responsible for any liability, obligation, debt or commitment, including but not limited to liabilities or obligations:

(a) of Seller which are incident to, or arise out of or are incurred with respect to, this Agreement and the transactions contemplated hereby (including any and all of Seller’s legal and accounting fees, and any transfer or other taxes arising out of the transactions contemplated hereby);

(b) which arise or are asserted by reason of contracts, agreements, events, acts or omissions, injuries or transactions which shall have occurred prior to the Closing;

(c) for any and all federal, state, local and foreign income, franchise, sales and use taxes in respect of all periods prior to the Closing;

(d) which are not specifically related to the assets and business of Seller being sold hereunder;

(e) which might be imposed, or which any third person might seek to impose against Buyer by operation of any law, including, but not limited to, any liability as a successor to any part of Seller’s business; or

(f) any liability, obligation, debt or commitment relating in any way to any of the Assets.

4.  Purchase Price. In consideration for the Assets, Buyer shall pay to the Seller indicated on Exhibit A attached hereto (the “Consideration”).

5.  Closing. The closing of the transactions provided for in this Agreement (the “Closing”) shall take place on the date hereof.

6. Allocation of Purchase Price. Buyer and Seller hereby agree that the Purchase Price paid by the Purchaser in connection with the sale and purchase of the Assets shall be allocated by the Purchaser and the Seller as set forth on Exhibit A hereof. Such agreed allocation will be intended to comply with Section 1060 of the Internal Revenue Code of 1986, as amended, and the parties hereby agree to report the transactions contemplated by this Agreement for federal income tax purposes in accordance with such allocation.

7.  Representations and Warranties of Buyer. Buyer hereby represents, warrants and covenants to Seller as follows:

7.1 Corporate Organization, Etc. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has all requisite power to own, operate and lease its properties and carry on its business as the same is now being conducted.

7.2  Authorization, Etc. Buyer has the full right, power and authority to enter into and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed and delivered, by Buyer in connection herewith and to carry out the transactions contemplated hereby and thereby. Buyer’s execution, delivery and performance of this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed and delivered, by Buyer in connection herewith have been duly authorized by all necessary action or as otherwise required by law. This Agreement has been duly executed and delivered by Buyer, and this Agreement and all other agreements and documents executed or delivered by Buyer in connection herewith are (or when executed and delivered by Buyer will be) legal, valid and binding agreements of Buyer, enforceable in accordance with their respective terms.

7.3  No Violation. Neither the execution and delivery of this Agreement (or any of the other agreements or documents which have been or will be executed or delivered by Buyer in connection herewith) nor the consummation of the transactions contemplated hereby (or thereby) will violate any provision of or be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon the Buyer’s property or assets under any agreement or commitment to which Buyer is a party or by which they may be bound, or to which the Buyer ’s property is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any domestic or foreign court or governmental authority.

7.4  Consents and Approvals of Governmental Authorities and Others. No consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to, any domestic or foreign governmental or regulatory authority or any other person or entity is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, other than the filing of a Current Report on Form 8-K or 10-Q with the Securities and Exchange Commission (the “SEC”).

7.5  Brokers and Finders. No person has been authorized by Buyer, or by anyone acting on behalf of Buyer or its respective officers, directors or employees, to act as a broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in such manner as to give rise to any valid claim against Buyer or the Seller for any broker’s or finder’s fee or commission or similar type of compensation.

8. Representations and Warranties of Seller. Seller hereby represents, warrants and covenants to Buyer as follows:

8.1  Corporate Organization, Etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has all requisite power to own, operate and lease its properties and carry on its business as the same is now being conducted.

8.2  Authorization, Etc. Seller has the full right, power and authority to enter into and perform this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed and delivered, by Seller in connection herewith and to carry out the transactions contemplated hereby and thereby. Seller’s execution, delivery and performance of this Agreement and all other agreements, certificates and documents executed or delivered, or to be executed and delivered, by Seller in connection herewith have been duly authorized by all necessary action or as otherwise required by law. This Agreement has been duly executed and delivered by Seller, and this Agreement and all other agreements and documents executed or delivered by Seller in connection herewith are (or when executed and delivered by Seller will be) legal, valid and binding agreements of Seller, enforceable in accordance with their respective terms.

8.3  No Violation. Neither the execution and delivery of this Agreement (or any of the other agreements or documents which have been or will be executed or delivered by Seller in connection herewith) nor the consummation of the transactions contemplated hereby (or thereby) will violate any provision of or be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any encumbrance upon the Seller’s property or assets under any agreement or commitment to which Seller is a party or by which they may be bound, or to which the Seller’s property is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any domestic or foreign court or governmental authority.

8.4  Title to Properties; Encumbrances. Seller has good, valid and marketable title to the Assets. The Assets are free and clear of all title defects or objections, restrictions, prior assignments, or other Encumbrances of any nature whatsoever, including without limitation, any leases, escrows, security or other deposits, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, except for liens for current taxes not yet due.

8.5  Consents and Approvals of Governmental Authorities and Others. No consent, approval or authorization of, or declaration, filing or registration with, or the giving of notice to, any domestic or foreign governmental or regulatory authority or any other person or entity is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby, other than a Current Report on Form 8-K to be filed by the SEC.

8.6  Brokers and Finders. No person has been authorized by Seller, or by anyone acting on behalf of Seller or its respective officers, directors or employees, to act as a broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in such manner as to give rise to any valid claim against Buyer or the Seller for any broker’s or finder’s fee or commission or similar type of compensation.

9. Survival of Representations and Warranties; Indemnification; Covenants.

9.1 Survival of Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall survive the Closing Date.

9.2 Statements as Representations and Warranties. All statements contained herein, or in any other document delivered or to be delivered pursuant to this Agreement shall be deemed representations and warranties as such terms are used in this Agreement and any misstatement or omission in any representation or warranty shall be deemed a breach of such representation or warranty hereunder and in the event of any such breach, the Buyer shall be entitled to indemnification in the manner and to the extent set forth in this Article.

9.3 Indemnification by Seller. Seller agrees to indemnify, defend and hold harmless Buyer and all directors, officers, employees and representatives of Buyer, at any time after the Closing from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorneys’ fees and expenses (collectively, “Losses”) asserted against, resulting to, imposed upon or incurred by the Buyer, directly or indirectly, arising out of or in connection with:

(a) the inaccuracy of any of the representations, warranties, covenants or agreements of Seller made in or pursuant to this Agreement; and

(b) the breach or alleged breach of any warranty or representation of Seller of any covenant, obligation, condition or agreement of Seller to be performed, fulfilled or complied with by Seller in or pursuant to this Agreement.

9.4 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless Seller and all directors, officers, stockholders, employees and representatives of Seller, at any time after the Closing from and against all Losses asserted against, resulting to, imposed upon or incurred by the Seller, directly or indirectly, arising out of or in connection with:

(a) the inaccuracy of any of the representations, warranties, covenants or agreements of Buyer made in or pursuant to this Agreement; and

(b) the breach or alleged breach of any warranty or representation of Buyer of any covenant, obligation, condition or agreement of Buyer to be performed, fulfilled or complied with by Buyer in or pursuant to this Agreement.

10. Miscellaneous Provisions.

10.1  Amendment and Modification. This Agreement may be amended, modified and supplemented by the parties hereto only by written instrument signed by or on behalf of each of the parties hereto by their duly authorized officers or representatives, and not by the conduct of the parties or otherwise.

10.2  Further Assurances. In case at any time after the Closing, any further action or the execution and delivery of any additional documents or instruments shall be necessary or desirable to carry out the purposes of this Agreement and render effective the consummation of the transactions contemplated herein, the parties shall take such actions and execute such additional documents and instruments as may be reasonably requested the other party.

10.3 Headings. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

10.4  Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts, and shall pay all other expenses incurred by each of them incident to the negotiation, preparation, execution and consummation of this Agreement.

10.5  Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or on the third day after being mailed by certified or registered mail, to the respective addresses of the parties.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada applicable to agreements made and to be performed therein without giving effect to conflicts of law principles.

10.7 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, subsection or subsections had not been inserted.

[Remainder of Page Intentionally Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

Quality industrial Corp.

By:	/s/ John-Paul Backwell
	Name:	John-Paul Backwell
	Title:	CEO

BUYER:

Ilustrato Pictures International Inc.

By:	/s/ Nicolas Link
	Name:	Nicolas Link
	Title:	CEO

Exhibit A

Assets:

1)	The company holds long-term investments of $1,500,000 as of date of this agreement. These investments were made for the acquisition of Quality International. On April 1, 2024, the Board of Directors of the Company approved the cancellation of the agreement with Quality International Co Ltd FZC signed on January 18, 2023, and as amended on July 27, 2023. The company and the Buyer are in the process of unwinding the remaining $1,500,000 of the transaction. Management considers it probable that investment will be repaid.

Consideration:

1)	Buyer hereby agrees to pay $1,500,000 to Quality Industrial Corp. (“QIND”).